                                                                    Exhibit 23.6

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report dated January 24, 2000, except as to the fourth paragraph of Note 4 which is as of March 21, 2000, relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in members' equity, and cash flows for the years then ended included in the December 31, 1999 Annual Report on Form 10-K of Security Capital Group Incorporated. Further, we consent to the incorporation by reference of the aforementioned report in the registration statements filed by Security Capital Group Incorporated on Form S-8 No's 333-38521, 333-38523, 333-32525, 333-38527,
333-38531, 333-38533, 333-38537, 333-48167, 333-38539, 333-61395, Form S-4 No.
333-61401, and Form S-3 No. 333-64979.


                                                                        KPMG LLP



New York, New York
March 24, 2000